Exhibit 99.(n)(2)

March 6, 2023

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the Supplement to the Prospectus and Statement of Additional Information in Form 424B3 dated December 30, 2021 of CPG Cooper Square International Equity, LLC and are in agreement with the statement which references Ernst & Young LLP. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

/s/ Ernst & Young LLP

Boston, MA